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                                  EXHIBIT 11

                       EARNINGS PER SHARE COMPUTATIONS


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                                                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                               JUNE 30                        JUNE 30
                                                                        1996            1995          1996            1995
                                                                        ----------------------------------------------------------


1. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   1.0(a) BASIC EARNINGS PER SHARE

          Net earnings (loss)                                           (2,931,000)      160,000        (4,897,000)     1,210,000

          Weighted average shares outstanding                           46,181,661    41,946,876        46,145,088     38,085,045
                                                                        ---------------------------------------------------------
          Basic Earnings Per Share                                           (0.06)          NIL             (0.11)          0.03
                                                                        =========================================================

   1.0(b) FULLY DILUTED EARNINGS PER SHARE

          Net earnings (loss)                                           (2,931,000)      160,000        (4,897,000)     1,210,000

          Interest income from cash from stock options                      16,098        15,916            32,196         31,831
                                                                        ---------------------------------------------------------

          Adjusted net earnings (loss)                                  (2,914,902)      175,916        (4,864,804)     1,241,831
                                                                        ---------------------------------------------------------

          Weighted average shares outstanding                           46,181,661    41,946,876        46,145,088     38,085,045

          Stock options deemed exercised                                   396,250       551,250           396,250        551,250
                                                                        ---------------------------------------------------------

          Adjusted weighted average shares outstanding                  46,577,911    42,498,126        46,541,338     38,636,295
                                                                        ---------------------------------------------------------

          Fully diluted earnings per share                                   (0.06)          NIL             (0.10)          0.03
                                                                        =========================================================
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